Exhibit 8.3

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

April 19, 2017

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Dear Sirs/Mesdames:

Re:	Seaspan Corporation – Post-Effective Amendment No. 2 to Registration
Statement on Form F-3

We have acted as Canadian tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the filing of Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form F-3, dated April 19, 2017 (the “Registration Statement”), in connection with the offer or resale of up to 3,833,938 Class A common shares of the Company by the selling securityholders identified in the Registration Statement.

In connection therewith, we have reviewed the discussion set forth under the caption “Non-United States Tax Considerations – Canadian Federal Income Tax Considerations” in the Registration Statement (the “Discussion”).

Subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Discussion as of the date hereof (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion). In delivery of this opinion, we have relied upon an Officer’s Certificate duly executed by an officer of the Company as to the matters certified therein. We have made no independent investigation or verification of the statement and representations contained in the Officer’s Certificate and have assumed that the information therein is true, accurate and complete.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

MONTREAL OTTAWA TORONTO CALGARY VANCOUVER NEW YORK LONDON BAHRAIN AL-KHOBAR* BEIJING SHANGHAI*
*Associated Office	Blake, Cassels & Graydon LLP ½ blakes.com